SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

Intevac, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Intevac, Inc., a California corporation, which will be held May 14, 2004, at 10:00 a.m., local time, at the our headquarters, 3560 Bassett Street, Santa Clara, California 95054.

      At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect seven (7) directors of Intevac, (ii) to approve the 2004 Equity Incentive Plan and reserve 1,200,000 shares for issuance thereunder and (iii) to ratify the appointment of Grant Thornton LLP as independent accountants of Intevac for the fiscal year ending December 31, 2004.

      The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each proposal.

      After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by our Transfer Agent no later than May 11, 2004. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

      A copy of Intevac’s 2003 Annual Report has been mailed with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting. Please notify Sandra Thompson at (408) 496-2242 if you plan to attend.

Sincerely yours,

Kevin Fairbairn
President and Chief Executive Officer

Santa Clara, California

March 29, 2004

IMPORTANT

Whether or not you plan to attend the meeting, please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope.

INTEVAC, INC.

3560 Bassett Street
Santa Clara, California 95054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 14, 2004

To OUR SHAREHOLDERS:

      You are cordially invited to attend the Annual Meeting of Shareholders of Intevac, Inc., a California corporation, to be held May 14, 2004 at 10:00 a.m., local time, at our headquarters, 3560 Bassett Street, Santa Clara, California 95054, for the following purposes:

1. To elect directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Norman H. Pond, Kevin Fairbairn, David S. Dury, Stanley J. Hill, David N. Lambeth, Robert Lemos and Arthur L. Money.

2. To approve the 2004 Equity Incentive Plan and reserve 1,200,000 shares for issuance thereunder.

3. To ratify the appointment of Grant Thornton LLP as independent accountants of Intevac for the fiscal year ending December 31, 2004.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

      Only shareholders of record at the close of business March 18, 2004 are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

      All shareholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

      We look forward to seeing you at the Annual Meeting. Please notify Sandra Thompson at (408) 496-2242 if you plan to attend.

BY ORDER OF THE BOARD OF DIRECTORS

CHARLES B. EDDY III
Vice President, Finance and Administration,
Chief Financial Officer, Treasurer and Secretary

Santa Clara, California
March 29, 2004

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
OTHER BUSINESS
SHAREHOLDER PROPOSALS
Appendix A -- Audit Committee Charter

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

INTEVAC, INC.
To Be Held May 14, 2004

GENERAL

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Intevac, Inc., a California corporation, of proxies to be voted at the Annual Meeting of Shareholders to be held May 14, 2004, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record March 18, 2004 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 10:00 a.m., local time, at our headquarters, 3560 Bassett Street, Santa Clara, California 95054.

      It is anticipated that this Proxy Statement and the enclosed proxy card will be first mailed to shareholders on or about April 2, 2004.

VOTING RIGHTS

      The close of business March 18, 2004 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the record date, we had 19,988,493 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting, held by 121 shareholders of record. We believe that approximately 1,900 beneficial owners hold shares through brokers, fiduciaries and nominees. Holders of Common Stock are entitled to one vote for each share of Common Stock they hold.

      If any shareholder is unable to attend the Annual Meeting, the shareholder may still vote by proxy. The enclosed proxy is solicited by our Board of Directors, and, when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by the proxy will be voted FOR Proposals 1, 2 and 3 and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

      The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes, we intend to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker non-votes from the calculation of shares voting on any matter.

REVOCABILITY OF PROXIES

      Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of Intevac an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

      Intevac will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs of forwarding the solicitation material to beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of Intevac. No additional compensation will be paid to these individuals for these services. Except as described above, we do not currently intend to solicit proxies other than by mail.

      The Annual Report of Intevac for the fiscal year ended December 31, 2003 has been mailed concurrently with the mailing of this Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

      At the Annual Meeting, seven directors (constituting the entire board) are to be elected to serve until the next Annual Meeting of Shareholders and until a successor for each such director is elected and qualified, or until the death, resignation or removal of such director. It is intended that the proxies will be voted for the seven nominees named below unless authority to vote for any such nominee is withheld. All seven nominees are currently directors of Intevac, and all except Mr. Hill and Mr. Money were elected to the Board by the shareholders at the last Annual Meeting. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any other person who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. The seven candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Intevac. The proxies solicited by this Proxy Statement may not be voted for more than seven nominees.

NOMINEES

      Set forth below is information regarding the nominees to the Board of Directors.

Name	Position(s) with Intevac	Age

Norman H. Pond	Chairman of the Board	65
Kevin Fairbairn	President and Chief Executive Officer	50
David S. Dury(1)(3)	Director	55
Stanley J. Hill(3)	Director	62
David N. Lambeth(2)	Director	57
Robert Lemos(1)(2)	Director	63
Arthur L. Money(1)	Director	64

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Governance Committee

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

      Mr. Pond is a founder of Intevac and has served as Chairman of the Board since February 1991. Mr. Pond served as President and Chief Executive Officer from February 1991 until July 2000 and again from September 2001 through January 2002. Mr. Pond holds a BS in physics from the University of Missouri at Rolla and an MS in physics from the University of California at Los Angeles.

      Mr. Fairbairn joined Intevac as President and Chief Executive Officer in January 2002 and was appointed a director in February 2002. Before joining Intevac, Mr. Fairbairn was employed by Applied Materials from July 1985 to January 2002, most recently as Vice-President and General Manager of the Conductor Etch Organization with responsibility for the Silicon and Metal Etch Divisions. From 1996 to 1999, Mr. Fairbairn was General Manager of Applied’s Plasma Enhanced Chemical Vapor Deposition Business Unit and from 1993 to 1996, he was General Manager of Applied’s Plasma Silane CVD Product Business Unit. Mr. Fairbairn holds an MA in Engineering Sciences from Cambridge University.

      Mr. Dury has served as a director of Intevac since July 2002. Mr. Dury is a co-founder of Mentor Capital Group, a venture capital firm. From 1996 to 2000, Mr. Dury served as Senior Vice-President and Chief Financial Officer of Aspect Development, a software development firm. Mr. Dury holds a BA in psychology from Duke University and an MBA from Cornell University. He is also a director of Phoenix Technologies Ltd.

      Mr. Hill was appointed as a director of Intevac in March 2004. Mr. Hill joined Kaiser Aerospace and Electronics Corporation (“Kaiser”), a privately held manufacturer of electronics and electro-optical systems, in 1969 and served as Chief Executive Officer and Chairman of both Kaiser and K Systems, Inc., Kaiser’s parent company, from 1997 to 2000. Prior to his appointment as Chief Executive Officer, Mr. Hill served in a number of executive positions at Kaiser. Mr. Hill holds a BS in Mechanical Engineering from the University of Maine and a Master of Engineering from the University of Connecticut and has completed post graduate studies at the University of Santa Clara business school. He is also a director of First Aviation Services, Inc.

      Dr. Lambeth has served as a director of Intevac since May 1996. Dr. Lambeth has been Professor of both Electrical and Computer Engineering and Material Science Engineering at Carnegie Mellon University since 1989. Dr. Lambeth was Associate Director of the Data Storage Systems at Carnegie Mellon University from 1989 to 1999. Since 1988, Dr. Lambeth has been the owner of Lambeth Systems, an engineering consulting and research firm. Dr. Lambeth holds a BS in electrical engineering from the University of Missouri and a Ph.D. in physics from the Massachusetts Institute of Technology.

      Mr. Lemos has served as a director of Intevac since August 2002. Mr. Lemos retired from Varian Associates, Inc. in 1999 after 23 years, including serving as Vice-President and Chief Financial Officer from 1988 to 1999. Mr. Lemos has a BS in Business from the University of San Francisco, a JD in law from Hastings College and an LLM in law from New York University.

      Mr. Money has served as a director of Intevac since October 2003. Mr. Money served as the Assistant Secretary of Defense for Command, Control, Communication and Intelligence (C3I) from October 1999 to April 2001. Prior to his Senate confirmation in that role, he was the Senior Civilian Official, Office of the Assistant Secretary of Defense (C3I) from February 1998. Mr. Money also served as the Chief Information Officer for the Department of Defense from 1998 to 2001. From 1996 to 1998, he served as Assistant Secretary of the Air Force for Research, Development and Acquisition. Prior to his government service, Mr. Money held senior management positions with ESL Inc., a subsidiary of TRW, and the TRW Avionics and Surveillance Group. He is also a director of CACI International, Essex Corporation, Intelli-Check, Rainbow Technologies, Inc., Silicon Graphics, Inc. and Terremark Worldwide, Inc. Mr. Money holds an MS in Mechanical Engineering from the University of Santa Clara and a BS in Mechanical Engineering from San Jose State University.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors held seven meetings during fiscal 2003. All members of the Board of Directors during fiscal 2003 attended at least seventy-five percent of the aggregate of the total number of meetings of the Board of Directors held during the fiscal year and the total number of meetings held by all committees of the Board on which each such director served (based on the time that each member served on the Board of Directors and the committees). There are no family relationships among executive officers or directors of Intevac. The Board of Directors has an Audit Committee and a Compensation Committee. In March 2004, the Board of Directors formed a Nominating and Governance Committee.

      The Audit Committee of the Board of Directors held four meetings during fiscal 2003. The Audit Committee, which during 2003 was comprised of Mr. Dury, Mr. Lemos and Mr. Money (after his appointment in October 2003), is responsible for overseeing our accounting and financial reporting processes, overseeing the audits of our financial statements and assisting the Board of Directors in oversight and monitoring of (i) the integrity of the financial statements of Intevac, (ii) the compliance by Intevac with legal and regulatory requirements, (iii) the qualifications, independence and performance of Intevac’s external auditors and (iv) Intevac’s internal accounting and financial controls. Each member of the Audit Committee is “independent” as defined in the listing standards of The Nasdaq National Market.

      The Compensation Committee of the Board of Directors held two meetings during fiscal 2003. The Compensation Committee, which during 2003 was comprised of Dr. Lambeth and Dr. Robert Hempstead (a Board member who resigned in October 2003), has responsibility for the compensation of Intevac’s executive officers and employees, including approving executive officer compensation plans, stock option grants, succession plans and compensation strategy for Intevac’s employees. In the fourth quarter of 2003, Mr. Lemos was appointed to the Compensation Committee, replacing Dr. Hempstead.

      The Corporate Governance and Nominating Committee of the Board of Directors was established in March 2004. The Corporate Governance and Nominating Committee is comprised of Mr. Hill and Mr. Dury, each of whom the board had determined is independent. The Corporate Governance and Nominating Committee is responsible for (i) overseeing compliance by the board and its committees with corporate governance aspects of the Sarbanes-Oxley Act and related SEC and Nasdaq rules, (ii) determining the criteria for membership on the Board, (iii) monitoring compliance with our Code of Ethics, (iv) consider issues of possible conflicts of interest of board members or corporate officers, and (v) making recommendations to the board regarding composition and size of the board and its committees, review and selection of director nominees, and other corporate governance issues generally. The Corporate Governance and Nominating Committee’s charter is available on our website at http://www.intevac.com

DIRECTOR COMPENSATION

      Through 2002, directors of Intevac did not receive fees for services provided as a director. Beginning in 2003, non-employee directors of Intevac received a retainer of $3,000 per quarter as compensation for their efforts serving on the Board and its subcommittees. Directors are reimbursed for reasonable expenses incurred in attending Board or committee meetings. We do not pay fees for committee participation or special assignments of the Board of Directors. The directors are eligible to receive periodic option grants under the Discretionary Option Grant Program in effect under the 1995 Stock Option/ Stock Issuance Plan. Under the Discretionary Option Grant Program, all directors are eligible to receive option grants, when and as determined by the Board of Directors. During fiscal 2003, Mr. Dury, Dr. Lambeth and Mr. Lemos each received option grants of 5,000 shares, and Mr. Money received an option grant of 30,000 shares under the Discretionary Option Grant Program. Under the proposed 2004 Equity Incentive Plan, directors will continue to be eligible to receive discretionary option grants, when and as determined by the Board of Directors or the Committee administering the plan.

CORPORATE GOVERNANCE MATTERS

      Director independence. The Board has determined that, with the exception of Mr. Pond and Mr. Fairbairn, all of its members are “independent directors” as that term is defined in the listing standards of The Nasdaq Stock Market.

      Contacting the Board of Directors. Any shareholder who desires to contact our chairman of the board or the other members of our board of directors may do so by writing to: Board of Directors, c/o Stanley J. Hill, Chairman Nominating and Governance Committee, Intevac, Inc., 3560 Bassett Street, Santa Clara, California, 95054. Communications received will be distributed to the chairman of the board or the other members of the board as appropriate depending on the facts and circumstances outlined in the communication received.

      Board attendance at annual shareholder meetings. Although we do not have a formal policy regarding attendance by members of the board at our Annual Meeting of Shareholders, we encourage, but do not require, directors to attend. Mr. Pond, Mr. Fairbairn and Mr. Smead (a director of Intevac until his death in December 2003) attended our 2003 Annual Meeting of Shareholders; the other Board members did not attend.

      Policy regarding board nominees. It is the policy of the Nominating and Governance Committee of the Company to consider recommendations for candidates to the Board of Directors from shareholders. Shareholder recommendations for candidates to the Board of Directors must be directed in writing to Intevac, Inc., 3560 Bassett Street, Santa Clara, California, 95054 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the nominating person’s ownership of Company stock.

      The Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

•	The Committee periodically reviews the current composition, size and effectiveness of the Board.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, (3) the relevance of the candidates skills and experience to our businesses and (4) such other factors as the Committee may consider appropriate.

•	While the Committee has not established specific minimum qualifications for Director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, government or technology, including understanding of our industry and our business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	With regard to candidates who are properly recommended by shareholders or by other means, the Committee will review the qualifications of any such candidate, which review may, in the Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Committee deems necessary or proper.

•	In evaluating and identifying candidates, the Committee has the authority to retain or terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•	The Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the Annual Meeting of Shareholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

      Neither Mr. Money nor Mr. Hill has previously been elected by the shareholders. Mr. Money, who joined the board in October 2003, was identified to us during a search for a candidate with Department of Defense background by a consultant working for Intevac in Washington D.C. Mr. Hill, who joined the board in March 2004, was identified during a general search conducted by the Board for potential candidates for board membership.

CODE OF ETHICS

      We have adopted a Code of Ethics that applies to our principal executive officer and senior financial and accounting officers. You can find our Code of Ethics on our website at http://www.intevac.com. We will post any amendments to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of either the SEC or the Nasdaq Stock Market, on our website.

Required Vote

      The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the Annual Meeting shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect on the election of directors under California law.

      The Board of Directors recommends that shareholders vote FOR election of all of the above nominees as directors.

PROPOSAL NO. 2:

APPROVAL OF THE INTEVAC 2004 EQUITY INCENTIVE PLAN AND

RESERVATION OF 1,200,000 SHARES FOR ISSUANCE THEREUNDER

      We are asking our shareholders to approve our 2004 Equity Incentive Plan so that we can use it to achieve our goals and also receive a federal income tax deduction for certain compensation paid under the Equity Incentive Plan. Our Board of Directors has approved the 2004 Equity Incentive Plan, subject to approval from our shareholders at the Annual Meeting. Approval of the 2004 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our Common Stock represented and voting at the Annual Meeting (provided that that vote also constitutes the affirmative vote of a majority of the required quorum). Our named executive officers and directors have an interest in this proposal.

      A total of 1,200,000 shares of our Common Stock have initially been reserved for issuance under the Equity Incentive Plan.

      We believe strongly that the approval of the 2004 Equity Incentive Plan is essential to our continued success. Our employees are our most valuable assets. Stock options and other awards such as those provided under the 2004 Equity Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.

Summary of the Equity Incentive Plan

      The following paragraphs provide a summary of the principal features of the 2004 Equity Incentive Plan (the “Plan”) and its operation. The following summary is qualified in its entirety by reference to the Plan.

Background and Purpose of the Plan

      The Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) performance units, and (5) performance shares (individually, an “Award”). The Plan is intended to help us to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, directors and consultants, and promote the success of Intevac.

Administration of the Plan

      Our Board of Directors or the Compensation Committee of our Board of Directors (in either case, the “Committee”) will administer the Plan. Members of the Committee generally must qualify as “outside directors” under Section 162(m) of the Internal Revenue Code (so that we are entitled to receive a federal tax deduction for certain compensation paid under the Incentive Plan) and must meet such other requirements as are established by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3. (For the plan to qualify for exemption under Rule 16b-3, members of the Committee must be “non-employee directors.”) Notwithstanding the foregoing, the Board of Directors also may appoint one or more separate committees to administer the Incentive Plan with respect to employees who are not officers or directors of Intevac.

      Subject to the terms of the Plan, the Committee has the sole discretion to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan and outstanding Awards.

      A total of 1,200,000 shares of our Common Stock have initially been reserved for issuance under the Equity Incentive Plan; however, no more than 10% of the shares reserved for issuance under the Plan may be issued pursuant to Awards that are not stock options or stock appreciation rights that are granted at exercise prices equal to 100% of the fair market value on the date of grant (that is, pursuant to Awards of restricted stock, performance units, performance shares, discounted stock options or discounted stock appreciation rights). In addition, shares which have been reserved but not issued under our 1995 Stock Option/ Stock Issuance Plan (the “1995 Plan”) as of the effective date of the Equity Incentive Plan, as well as any shares returned to the 1995 Plan will be available for issuance under the Equity Incentive Plan. As of March 23, 2004, there were 4,948 shares available for issuance under the 1995 Plan. Once the new Plan has been approved by the shareholders, we will no longer grant new Awards from the 1995 Plan.

      If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Plan. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the Committee has discretion to adjust the number of shares available for issuance under the Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

      The Committee selects the employees and consultants who will be granted Awards under the Plan. The actual number of individuals who will receive an Award under the Plan cannot be determined in advance because the Committee has the discretion to select the participants.

Stock Options

      A stock option is the right to acquire shares of our Common Stock at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant non-statutory stock options and/or incentive stock options (which entitle employees, but not Intevac, to more favorable tax treatment). The Committee will determine the number of shares covered by each option, but during any fiscal year, no participant may be granted options covering more than 200,000 shares, except options for an additional 300,000 shares may be granted to a participant in connection with his or her initial employment.

      The exercise price of the shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by incentive stock options or non-statutory options that are intended to qualify as “performance based” under Section 162(m) of the Internal Revenue Code.

      In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

      An option granted under the Plan cannot generally be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the Plan expire at the times established by the Committee, but the term of an incentive stock option cannot be greater than 10 years after the grant date (such term to be limited to no more than 5 years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries).

      The exercise price of each option granted under the Plan must be paid in full at the time of exercise. The exercise price may be paid in any form as determined by the Committee, including, but not limited to, cash, check, surrender of shares that, if acquired from us, have been held for at least six months or pursuant to a cashless exercise program. The Committee may also permit, in some cases, the exercise price to be paid by means of a promissory note or through a reduction in the amount of our liability to the participant.

Stock Appreciation Rights

      Stock appreciation rights are awards that grant the participant the right to receive an amount equal to (1) the number of shares exercised, times (2) the amount by which our stock price exceeds the exercise price. The exercise price will be set on the date of grant, but can vary in accordance with a predetermined formula. An individual will be able to profit from a stock appreciation right only if the fair market value of the stock increases above the exercise price.

      Awards of stock appreciation rights may be granted in connection with all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. There are three types of stock appreciation rights available for grant under the Plan. A “tandem” stock appreciation right is a stock appreciation right granted in connection with an option that entitles the participant to exercise the stock appreciation right by surrendering to us a portion of the unexercised related option. A tandem stock appreciation right may be exercised only with respect to the shares for which its related option is then exercisable. An “affiliated” stock appreciation right is a stock appreciation right granted in connection with an option that is automatically deemed to be exercised upon the exercise of the related option, but does not necessitate a reduction in the number of shares subject to the related option. A “freestanding” stock appreciation right is one that is granted independent of any options. No participant may be granted stock appreciation rights covering more than 200,000 shares in any fiscal year, except that a participant may receive stock appreciation rights covering an additional 300,000 shares in connection with his or her initial employment.

      The Committee determines the terms of stock appreciation rights, except that the exercise price of a tandem or affiliated stock appreciation right will be equal to the exercise price of the related option. When a tandem stock appreciation right, granted in connection with an option, is exercised, the related option, to the extent surrendered, will cease to be exercisable. A tandem or affiliated stock appreciation right, which is granted in connection with an option, will be exercisable until, and will expire, no later than the date on which the related option ceases to be exercisable or expires. A freestanding stock appreciation right, which is granted without a related option, will be exercisable, in whole or in part, at such time as the Committee will specify in the stock appreciation right agreement.

      The participant who exercises a stock appreciation right will receive from us an amount equal to the excess of the fair market value of a share on the date of exercise of the stock appreciation right over the exercise price times the number of shares with respect to which the stock appreciation right is exercised. Our obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Committee may determine.

Restricted Stock

      Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. The Committee will determine the number of shares of restricted stock granted to any employee or consultant, but during any fiscal year, no participant may be granted more than 125,000 shares of restricted stock, except that a participant may receive up to an additional 175,000 shares of restricted stock in connection with his or her initial employment.

      In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. Upon termination of service, unvested shares of restricted stock generally will be forfeited.

Performance Units and Performance Shares

      Performance units and performance shares are Awards that will result in a payment to a participant only if performance objectives established by the Committee are achieved or the Awards otherwise vest. The applicable performance objectives will be determined by the Committee, and may be based upon the achievement of Company-wide, divisional or individual goals upon applicable federal or state securities laws or upon any other basis determined by the Committee. Performance units have an initial value that is established by the Committee on or before the date of grant. Performance shares have an initial value equal to the fair market value of a share on the date of grant. Subject to the terms of the Plan, the Committee will determined the number of performance units and performance shares granted to a participant; provided that during any fiscal year, no participant may be granted performance units with an initial value greater $750,000 or granted more than 125,000 performance shares, except that a participant may receive performance units with an initial value up to an additional $750,000 and/or an additional 175,000 performance shares in connection with his or her initial employment.

Performance Goals

      Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include shareholder approval of the Plan, setting limits on the number of Awards that any individual may receive and, for Awards other than options, establishing performance criteria that must be met before the Award actually will vest or be paid.

      We have designed the Plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award. At the Committee’s discretion, one or more of the following performance goals may apply (all of which are defined in the Plan): cost of sales as a percentage of sales, earnings per share, marketing and sales expenses as a percentage of sales, net income as a percentage of sales, operating margin, revenue, total shareholder return and working capital.

Change of Control

      In the event of a “change in control” of Intevac, the successor corporation will either assume or provide a substitute award for each outstanding Award. In the event the successor corporation refuses to assume or provide a substitute award, the Award will immediately vest and become exercisable as to all of the shares subject to such Award. In addition, if an option or stock appreciation right has become fully vested and exercisable in lieu of assumption or substitution, the Committee will provide at least 15 days’ notice that the option or stock appreciation right will immediately vest and become exercisable as to all of the shares subject to that Award. The Award will then terminate upon the expiration of the notice period.

Awards to be Granted to Certain Individuals and Groups

      The number of Awards that an employee or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. Our executive officers have an interest in this proposal, because they are eligible to receive discretionary Awards under the Plan. Our non-employee directors are eligible to receive discretionary Awards under the Plan. As a result, our non-employee directors have an interest in this proposal.

      To date, only stock options have been granted under the 1995 Plan. The following table sets forth (a) the aggregate number of shares subject to options granted to various persons during the last fiscal year, and (b) the average per share exercise price of those options. All options listed below were granted under our 1995 Stock Option/ Stock Issuance Plan.

	Number of	Average Per
	Options	Share
Name of Individual or Group	Granted	Exercise Price

Norman H. Pond	—	$—
Kevin Fairbairn	—	—
Charles B. Eddy	—	—
Verle Aebi	—	—
David S. Dury	5,000	5.070
Stanley J. Hill	—	—
David N. Lambeth	5,000	5.070
Robert Lemos	5,000	5.070
Arthur L. Money	30,000	15.400
All executive officers, as a group	—	—
All directors who are not executive officers, as a group(1)	55,000	10.705
All employees who are not executive officers, as a group	204,000	7.302

(1)	Includes grants of 5,000 shares each made to former Board members Robert D. Hempstead and H. Joseph Smead.

Limited Transferability of Awards

      Awards granted under the Plan generally may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Federal Tax Aspects

      The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Intevac of Awards granted under the Plan. Tax consequences for any particular individual may be different.

     Non-statutory Stock Options

      No taxable income is reportable when a non-statutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, which may be long- or short-term depending on the holding period.

     Incentive Stock Options

      No taxable income is reportable when an incentive stock option is granted or exercised unless the alternative minimum tax rules apply, in which case taxation occurs upon exercise. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

     Stock Appreciation Rights

      No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     Restricted Stock, Performance Units and Performance Shares

      A participant will not have taxable income upon grant of restricted stock, performance units or performance shares, unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares.

     Tax Effect for the Company

      We generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to any ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a non-statutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers, as discussed above under “Performance Goals”.

Amendment and Termination of the Plan

      The Board generally may amend or terminate the Plan at any time and for any reason. Amendments will be contingent on stockholder approval if required by applicable law or stock exchange listing requirements. By its terms, the Incentive Plan automatically will terminate in 2014, although any Awards outstanding at that time will continue for their term.

Summary

      We believe strongly that the approval of the Plan is essential to our continued success. Awards such as those provided under the Plan constitute an important incentive for our key employees and other service providers and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the Plan is essential for us to compete for talent in the labor markets in which we operate.

Required Vote

      The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting (provided that that vote also constitutes the affirmative vote of a majority of the required quorum) will be required for approval of the Intevac 2004 Equity Incentive Plan.

      The Board of Directors recommends that shareholders vote FOR the adoption of the Intevac 2004 Equity Incentive Plan and the reservation of 1,200,000 shares for issuance thereunder.

PROPOSAL NO. 3:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee of the Board of Directors has selected Grant Thornton LLP as our independent public accountants for the fiscal year ending December 31, 2004. Grant Thornton LLP began auditing our financial statements in 2000. Its representatives are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid To Accountants For Services Rendered

     Audit Fees

      The aggregate fees billed by Grant Thornton LLP for professional services rendered to the Company for the years ended December 31, 2003 and 2002, were $137,000 and $217,000, respectively, including fees for the audits of the Company’s annual financial statements, statutory audits required internationally, the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and the review of SEC registration statements and other filings.

     Audit-Related Fees

      The aggregate fees billed by Grant Thornton LLP for audit-related services rendered to the Company for the years ended December 31, 2003 and 2002 were $14,000 and $19,000, respectively. Audit-related services principally include accounting consultations.

     Tax Fees

      The aggregate fees billed by Grant Thornton LLP for tax services rendered to the Company for the years ended December 31, 2003 and 2002 were $24,000 and $37,000, respectively. Tax services include tax compliance, tax advice and tax planning.

     All Other Fees

      The aggregate fees billed by Grant Thornton LLP for services rendered to the Company other than those described above for the years ended December 31, 2003 and 2002 were $44,000 and $67,000, respectively. These services include the annual audit of our 401(k) Profit Sharing Plan and Trust and assistance in responding to an audit by the State of California Franchise Tax Board.

Pre-Approval of Audit and Non-Audit Services

      Our Audit Committee approves in advance all significant engagements with Grant Thornton LLP, including the audit of our annual financial statements, the review of the financial statements included in our Quarterly Reports on Form 10-Q, the audit of our 401(k) Profit Sharing Plan and Trust and tax compliance services. Fees billed by Grant Thornton LLP for other services are reviewed and approved by the Audit Committee on a quarterly basis.

Required Vote

      Shareholder ratification of the selection of Grant Thornton LLP as Intevac’s independent public accountants is not required by our by-laws or other applicable legal requirements. However, the Board is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year, if it determines that such a change would be in the best interests of Intevac and its shareholders.

      The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting (provided that that vote also constitutes the affirmative vote of a majority of the required quorum) will be required to ratify the selection of Grant Thornton LLP as Intevac’s independent public accountants for the year ending December 31, 2004.

      The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Grant Thornton LLP as Intevac’s independent public accountants for the fiscal year ending December 31, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of our Common Stock as of March 3, 2004 by (i) all persons known by us to be beneficial owners of five percent or more of our outstanding Common Stock, based upon a review of filings made pursuant to Sections 13(d), 13(f) and 13(g) with the Securities and Exchange Commission during 2003, (ii) each director of Intevac, (iii) the Chief Executive Officer and each of the three other executive officers of Intevac serving as such as of the end of the last fiscal year whose compensation for such year was in excess of $100,000, and (iv) all executive officers and directors of Intevac as a group.

	Amount and Nature of
	Beneficial Ownership(1)

Name and Address of Beneficial Owner	Number of Shares	Percent Owned(2)

Redemco, L.L.C.(3)	3,255,969	16.3%
395 Mill Creek Circle
Vail, CO 81657
Kern Capital Management, LLC	2,117,000	10.6%
114 West 47th Street, Suite 1926
New York, NY 10036
Norman H. Pond(4)	1,060,575	5.3%
3560 Basset Street
Santa Clara, CA 95054
Kevin Fairbairn(5)	126,645	*
Charles B. Eddy(6)	139,103	*
Verle Aebi(7)	79,539	*
David S. Dury(8)	35,000	*
Stanley J. Hill(9)	—	*
David N. Lambeth(10)	55,000	*
Robert Lemos(11)	38,000	*
Arthur L. Money(12)	30,000	*
All directors and executive officers as a group (9 persons)(13)	1,563,862	7.7%

*	Less than 1%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes shares which such individual had the right to acquire either on or within 60 days after March 3, 2004, including upon the exercise of an option.

(2)	Percentage of beneficial ownership is based upon 19,981,993 shares of Common Stock that were outstanding on March 3, 2004. For each individual, this percentage includes shares which such individual had the right to acquire either on or within 60 days after March 3, 2004, including upon the exercise of an option; however, such shares are not considered outstanding for the purpose of computing the percentage owned by any other individual as required by Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

(3)	These shares may be deemed to be beneficially owned by Mill Creek Systems, LLC and by Ann Becher Smead. Mill Creek Systems, LLC is the Managing Member of Redemco, L.L.C., and Ann Becher Smead is the Manager of Mill Creek Systems, LLC.

(4)	Includes 776,528 shares held by the Norman Hugh Pond and Natalie Pond Trust DTD 12/23/80 and 182,357 shares held by the Pond 1996 Charitable Remainder Unitrust, both of whose trustees are Norman Hugh Pond and Natalie Pond. Also includes options exercisable for 63,333 shares of Common Stock outstanding under the 1995 Stock Option/Stock Issuance Plan (the “1995 Option Plan”).

(5)	Includes options exercisable for 112,499 shares of Common Stock under the 1995 Option Plan.

(6)	Includes 83,155 shares held by the Eddy Family Trust DTD 02/09/00, whose trustees are Charles Brown Eddy III and Melissa White Eddy, and options exercisable for 48,433 shares of Common Stock under the 1995 Option Plan.

(7)	Includes options exercisable for 42,666 shares of Common Stock under the 1995 Option Plan.

(8)	On March 10, 2004, Mr. Hill was granted an option exercisable for 30,000 shares of Common Stock under the 1995 Option Plan.

(9)	Includes options exercisable for 35,000 shares of Common Stock under the 1995 Option Plan.

(10)	Includes options exercisable for 55,000 shares of Common Stock under the 1995 Option Plan.

(11)	Includes options exercisable for 35,000 shares of Common Stock under the 1995 Option Plan.

(12)	Includes options exercisable for 30,000 shares of Common Stock under the 1995 Option Plan.

(13)	Includes options exercisable for 618,832 shares of Common Stock under the 1995 Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5 of Common Stock and other equity securities of Intevac. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Intevac with copies of all Section 16(a) forms they file.

      Based solely upon review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2003, our officers, directors and holders of more than ten percent of our Common Stock complied with all Section 16(a) filing requirements, with the following exception: One former director, Robert Hempstead, filed one late report on a Form 4, covering the sale of 600 shares of our Common Stock.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning the compensation earned by (i) our Chief Executive Officer and (ii) each of our three other executive officers whose salary and bonus was in excess of $100,000 for fiscal 2003, for services rendered in all capacities to Intevac and its subsidiaries for each of the last three fiscal years. Such individuals are referred to as the “Named Executive Officers.” No executive officer who would have otherwise been includible in the table on the basis of salary and bonus earned for fiscal 2003 resigned or terminated employment during the fiscal year.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

	Annual Compensation			Securities
				Underlying	All Other
Name and Principal Position	Years	Salary($)(1)	Bonus	Options (#)	Compensation(2)

Norman H. Pond	2003	$67,922	—	—	$2,798
Chairman of the Board	2002	140,805	—	—	3,562
	2001	349,313	—	—	4,456
Kevin Fairbairn(3)	2003	270,304	$85,000	—	2,609
President and Chief	2002	216,734	—	250,000	2,312
Executive Officer	2001	—	—	—	—
Charles B. Eddy III	2003	185,704	—	—	2,375
Vice President, Finance and	2002	184,304	—	—	2,373
Administration, Chief Financial	2001	181,456	—	5,000	2,359
Officer, Treasurer and Secretary
Verle Aebi	2003	187,708	—	—	2,248
President of Photonics	2002	186,294	—	—	2,247
Technology Division	2001	183,914	—	5,000	2,238

(1)	Includes salary deferral contributions to Intevac’s 401(k) Plan.

(2)	The indicated amount for each Named Executive Officer comprises the contributions made by Intevac on behalf of such individual to our 401(k) Plan, which match a portion of the officer’s salary deferral contributions to that plan, and the cost of any life insurance in excess of $50,000 paid by Intevac.

(3)	Mr. Fairbairn joined Intevac in January 2002 as President and Chief Executive Officer, replacing Mr. Pond.

Stock Options

      No stock option grants were made to any of the Named Executive Officers during the fiscal year ended December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information concerning option exercises and option holdings for fiscal 2003 by each of the Named Executive Officers. Each option also includes a limited stock appreciation right which provides the optionee with a right, exercisable upon the successful completion of a hostile tender offer for fifty percent or more of Intevac’s outstanding voting securities, to surrender the option to Intevac, to the extent the option is at that time exercisable for vested shares, in return for a cash distribution per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in the hostile tender offer over (ii) the option exercise price payable per share. No other stock appreciation rights were outstanding at the end of the fiscal year.

			Number of
			Securities
			Underlying
			Unexercised	Value of Unexercised
			Options/SARs at	in-the-Money
			Fiscal Year-End(#)	Options/SARs at Fiscal
	Shares Acquired	Value	Exercisable/	Year-End Exercisable/
Name	on Exercise(#)	Realized(1)	Unexercisable	Unexercisable(2)

Norman H. Pond	100,000	$1,088,000	63,333/0	$512,997/0
Kevin Fairbairn	—	—	95,833/154,167	$1,099,205/1,768,295
Charles B. Eddy III	28,833	$272,832	48,433/4,400	$389,371/45,540
Verle Aebi	9,733	$142,656	42,666/5,000	$332,750/51,712

(1)	Equal to the fair market value of the purchased shares on the option exercise date less the exercise price paid for those shares.

(2)	Based on the market price of $14.10 per share, which was the closing price per share of our Common Stock on the Nasdaq National Market on the last day of fiscal 2003, less the exercise price payable for such shares. Options for which the exercise price is greater than $14.10 are excluded from this calculation.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under our equity compensation plans at December 31, 2003.

	(a)		(c)
	Number of securities	(b)	Number of securities
	to be issued upon	Weighted-average	remaining available
	exercise of	exercise price of	for future issuance
	outstanding options,	outstanding options,	under equity
Plan Category	warrants and rights	warrants and rights	compensation plans(1)

Equity compensation plans approved by security holders(2)	1,426,285	$5.26	467,515
Equity compensation plans not approved by security holders	—	$—	—

Total	1,426,285	$5.26	467,515

(1)	Excludes securities reflected in column (a).

(2)	Included in the column (c) amount are 358,197 shares available for future issuance under our 2003 Employee Stock Purchase Plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL AGREEMENTS

      None of our executive officers except Kevin Fairbairn has an employment agreement with us, and all of our executive officer’s employment may be terminated at any time at the discretion of the Board of Directors. For Mr. Fairbairn, in the event of the involuntary termination from his position as President and Chief Executive Officer for any reason not involving good cause, but subject to his execution of a waiver and release of claims that is acceptable to us, we will continue to pay his base salary for twelve months following termination. Upon a change of control of Intevac, all options held by Mr. Fairbairn will immediately vest in full unless the acquiring company assumes the options or substitutes new options and Mr. Fairbairn chooses not to accept the assumed of substituted options. In addition, in the event of involuntary termination of Mr. Fairbairn following a change of control, he will be entitled to receive a lump sum equal to twelve months of base salary. If his employment continues, he will be entitled to an amount equal to two times his annual salary after twelve months of employment.

      Pursuant to the express provisions of the 1995 Stock Option/ Stock Issuance Plan, the outstanding options under the 1995 Option Plan held by the Chief Executive Officer and our other executive officers would immediately accelerate in full, and all unvested shares of Common Stock at the time held by such individuals under the 1995 Option Plan would immediately vest, if their employment were to be terminated either involuntarily or through a forced resignation within twelve months after any acquisition of Intevac by merger or asset sale in which those options and shares did not otherwise vest. In addition, the Compensation Committee of the Board of Directors has the authority as administrator of the 1995 Plan to provide for the accelerated vesting of outstanding options under the 1995 Option Plan held by the Chief Executive Officer and our other executive officers, and the immediate vesting of all unvested shares of Common Stock at the time held by such individuals under the 1995 Option Plan, if their employment were to be terminated either involuntarily or through a forced resignation following a hostile take-over of Intevac effected through a successful tender offer for more than fifty percent of our outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

      Under the proposed 2004 Equity Incentive Plan, the Board of Directors or its Compensation Committee, as administrator of the plan, has the authority to provide for the accelerated vesting of outstanding options under the plan, including options held by our executive officers, under such circumstances and at such time as the board or committee deems appropriate, including in the event of termination of the optionee or a change in control of Intevac.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The information contained in this report shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent Intevac specifically incorporates it by reference into such filing.

      The purpose of the Compensation Committee of the Board of Directors is to discharge the Board’s responsibilities relating to compensation of our executive officers and employees. The Committee has overall responsibility for: approving executive officer compensation plans, reviewing and approving an annual report on executive compensation for inclusion in our Proxy statement, reviewing succession plans on an annual basis, and oversight of compensation strategy for our employees with attention to key employees.

      In addition, the Compensation Committee has exclusive responsibility for administering the 1995 Stock Option/ Stock Issuance Plan, under which stock option grants and direct stock issuances may be made to executive officers and other employees. In carrying out its duties, the Compensation Committee has access to independent compensation consultants and outside survey data. The Compensation Committee is currently comprised of two non-employee independent directors, David N. Lambeth and Robert Lemos. The Compensation Committee’s responsibilities are further defined in its Charter, which is available on our internet home page, located at www.intevac.com.

      In the discussion below, we describe our executive compensation policies and practices. We also identify the procedures we use to determine the compensation of our Chief Executive Officer, the next three most highly compensated executive officers and other key officers.

      Compensation Philosophy. We operate in diverse technology market segments, each with varying growth rates at any point in time. To succeed, each business must have specific strategies, tactics and measures of performance appropriate to its competitive environment, as well as compensation programs to support its objectives.

      Our Committee relies on four core aspects with regards to executive compensation policies and practices.

•	Market Driven: Our programs are structured to be competitive both in their design and in the total compensation opportunity they offer. Comparison groups will vary by business, based on the leading competitors in the industries in which we compete for business and in the markets in which we compete for talent.

•	Shareholder-Aligned: To focus on the common linkage to Intevac, employees have some portion of their compensation dependent upon company-wide financial performance.

•	Performance-Based: Employees have their pay linked to a combination of company, team and individual performance. The specific measures of success that apply and the forms of compensation that are affected vary by business and by position. Individual performance is objectively assessed via a formal performance management process.

•	Values-Oriented: The design and administration of our compensation programs are supportive of our values and commitment to diversity. Our assessments of individual performance are measured against our values.

      Total Annual Compensation. After reviewing compensation information from various surveys of companies in the high technology industry that compete with us for executive talent and/or have revenues comparable to our revenues, the Committee determines each officer’s total annual cash compensation. Our goal is to target base pay near the median level and establish total cash compensation based on achieved performance goals.

      Bonuses. Our Compensation Committee has the power to set target bonuses for each officer based on his or her potential impact on our operating and financial results and based on market competitive pay practices. The actual bonus that is paid to each officer under the bonus plan depends on the achievement of business unit and financial performance goals and overall company performance.

      Long-Term Stock-Based Incentive Compensation. Long-term incentives are provided through stock option grants. Our committee believes that stock options motivate our officers to maximize shareholder value and to remain employed with Intevac. All Intevac stock options to date have had a per share exercise price equal to the fair market value of our common stock on the grant date.

      The size of the option grant to each officer is designed to create a meaningful opportunity for stock ownership and is based upon the officer’s current position with Intevac, internal comparability with option grants made to other Intevac executives, the officer’s current level of performance and the officer’s potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of vested and unvested options held by the officer, to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of our officers.

      COMPENSATION OF CHIEF EXECUTIVE OFFICER. During the fiscal year ended December 31, 2003, Mr. Fairbairn received a base salary of $270,304. His base salary was set at a level which the Compensation Committee believed would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within our industry.

      TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that that compensation exceeds $1 million per officer in any year. The compensation paid to all of our executive officers for fiscal 2003 did not exceed the $1 million limit per officer, and it is not expected the compensation to be paid to any of our executive officers for fiscal 2004 will exceed that limit. In addition, our 1995 Stock Option/ Stock Issuance Plan and the proposed 2004 Equity Incentive Plan are both structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1995 Plan will qualify as performance-based compensation that will not be subject to the $1 million limitation.

      This report is submitted by the Compensation Committee.

David N. Lambeth
Robert Lemos

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of our Board of Directors was formed September 14, 1995 and during 2003 was comprised of David N. Lambeth and Robert Hempstead. Neither of these individuals was at any time during fiscal 2003, or at any other time, an officer or employee of Intevac. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

      The information contained in this report shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent Intevac specifically incorporates it by reference into such filing.

      COMPOSITION. The Audit Committee currently consists of Mr. Dury, Mr. Lemos and Mr. Money, each of whom is a non-employee director who the Board of Directors has determined meets the independence and other requirements to serve on the Audit Committee under the listing standards of The Nasdaq Stock Market. The Board has also determined that each member of the committee is an “audit committee financial expert” as defined in Item 401 of Regulation S-K.

      RESPONSIBILITIES. The Audit Committee operates under a written charter that has been adopted by the Board. The Audit Committee is responsible for overseeing our accounting and financial reporting processes, overseeing the audits of our financial statements and assisting the Board of Directors in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our external auditors, and (iv) our internal accounting and financial controls. Our management is responsible for maintaining: (a) our books of account and preparing periodic financial statements based thereon; and (b) the system of internal controls. The independent accountants are responsible for auditing our annual financial statements. The Audit Committee’s responsibilities are further defined in its Charter, which is attached as Appendix A.

      Review with Management and Independent Accountants. In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed with management and the independent accountants our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

2. The Audit Committee has discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

3. The Audit Committee has received from the independent accountants, Grant Thornton LLP, the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with Grant Thornton LLP the independent accountants’ independence.

4. The Audit Committee has considered whether the provision of services covered by Fees Paid To Accountants For Services Rendered is compatible with maintaining the independence of Grant Thornton LLP.

      Based on the review and discussion referred to in paragraphs 1-4 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

      The Audit Committee has recommended to the Board that Grant Thornton LLP be selected as our independent accountants for the fiscal year ending December 31, 2004

      This report is submitted by the Audit Committee.

David S. Dury (Chairman)
Robert Lemos
Arthur L. Money

PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on the Common Stock of Intevac with that of the NASDAQ Stock Market Total Return Index, a broad market index published by the Center for Research in Security Prices (“CRSP”), and the NASDAQ Computer Manufacturers Stock Total Return Index compiled by CRSP. The comparison for each of the periods assumes that $100 was invested December 31, 1998 in our Common Stock, the stocks included in the NASDAQ Stock Market Total Return Index and the stocks included in the NASDAQ Computer Manufacturers Stock Total Return Index. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

COMPARISON OF CUMULATIVE TOTAL RETURN SINCE DECEMBER 31, 1998

AMONG INTEVAC, NASDAQ STOCK MARKET TOTAL RETURN INDEX AND
NASDAQ COMPUTER MANUFACTURERS TOTAL RETURN INDEX

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Intevac, Inc.	$100	$55	$49	$37	$63	$221
Nasdaq Stock Market Total Return Index	100	185	112	89	61	92
Nasdaq Computer Manufacturers Total Return Index	100	212	121	83	55	77

      Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation, the preceding Audit Committee Report and the preceding Performance Graph shall not be incorporated by reference into any such filings; nor shall such reports or graph be incorporated by reference into any future filings.

OTHER BUSINESS

      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

      Proposals of shareholders which are intended to be presented at our Annual Meeting of Shareholders to be held in 2005 must be received by Intevac no later than December 1, 2004 to be included in the proxy statement and proxy relating to that meeting. If a shareholder intends to raise a proposal at our 2005 Annual Meeting of Shareholders that is not eligible for inclusion in the proxy statement relating to the meeting and the shareholder fails to give us notice in accordance with the requirements set forth in the Securities Exchange Act by March 31, 2005, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at our 2005 Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

CHARLES B. EDDY III
Vice President, Finance and Administration, Chief
Financial Officer, Treasurer and Secretary

March 29, 2004

Appendix A — Audit Committee Charter

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF INTEVAC, INC.

Approved October 16, 2003

Purpose:

      The purpose of the Audit Committee of the Board of Directors of Intevac, Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements related to financial affairs and reporting, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Periodically provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

      In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

Membership:

      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements;

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities;

•	At least one member will be an audit committee financial expert, as defined in the rules of the SEC.

•	The Audit Committee shall elect a Chairman at any time the membership changes or when circumstances make this appropriate.

Responsibilities:

      The responsibilities of the Audit Committee shall include:

1. Reviewing on a continuing basis the reports of management and the independent auditors concerning the design, implementation, maintenance and adequacy of the Company’s system of internal controls and procedures for financial reporting, including meeting periodically with the Company’s management and the independent auditors to review their assessment of the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

2. Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

3. Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

4. Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iv) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

5. Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly un-audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of the documents prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

6. Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

7. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

8. Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

9. Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

10. Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

11. Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

13. Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

14. Reviewing the Company’s compliance with employee benefit plans,

15. Overseeing and reviewing the Company’s policies regarding information technology and management information systems,

16. If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

17. As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

18. Reviewing and approving in advance any proposed related party transactions;

19. Reviewing its own charter, structure, processes and membership requirements;

20. Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC;

21. Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

22. Reviewing its performance on an annual basis.

MEETINGS:

      The Audit Committee will establish its own schedule, which it will provide to the Board of Directors in advance. The Audit Committee will also hold additional meetings, with any personnel it deems necessary, if it deems additional meetings are necessary to carrying out its duties.

      The Audit Committee will meet at least once each quarter to review and approve the quarterly/annual financial results prepared by management. Attendees at the meeting will include the:

1. Audit Committee

2. CEO and CFO

3. The Company’s Auditors

4. Others as appropriate

      During these quarterly reviews, management will review the following:

1. Status of action items from the previous meeting

2. Revenue breakdown

3. Inventory valuation and reserves

4. Accounts receivable greater than 60 days old and bad debt reserves

5. Warranty reserves

6. Significant estimates and any unusual items

7. Draft earnings press release

8. Any other items requiring routine Audit Committee review or requested by the Audit Committee

9. Any other items not noted above that are appropriate for audit committee review (the objective here is to put the onus on management to make sure that the Audit Committee is briefed on all items appropriate for their consideration consistent with the Audit Committee charter).

      During these quarterly reviews, the Company’s Auditors will make all necessary regulatory disclosures including the following,

1. Critical accounting policies

2. Material written communications

3. Alternative accounting treatments discussed with management and auditors preferred treatment

4. Disputes with management, if any

      After the above items have been reviewed to the satisfaction of the Audit Committee, management will leave the meeting and the Audit Committee will meet in closed session with the Company’s auditors to determine if any additional issues need to be addressed in the absence of management. Upon completion of the closed session, management will return to the meeting and the Audit Committee will either approve the draft financial results presented by management for public release, or define a set of necessary conditions and/or follow-up actions for management to take prior to the release of financial results to the public.

MINUTES:

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. On a quarterly basis, the Audit Committee Chairman will review the Audit Committee Checklist with the Committee to insure that all necessary Audit Committee duties have been addressed and submit an updated copy of the Audit Committee Checklist to the Chairman of the Company. The Chief Financial Officer will act as Secretary of the Audit Committee and prepare minutes of meetings for Audit Committee approval.

REPORTS:

      In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter, but in no case less than once per quarter in regularly scheduled board of directors meetings.

DELEGATION OF AUTHORITY:

      To the extent permitted by SEC and Nasdaq rules, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided the person to whom such authority has been delegated reports such pre-approval decision to the full Audit Committee at its next scheduled meeting.

COMPENSATION:

      Members of the Audit Committee may not receive any compensation from the Company, except the fees that they receive for service as a member of the Board of Directors or a committee thereof, if any. Such fees may be in the form of cash or equity compensation, or both, as determined by the Board of Directors.

ITV-PS-04

INTEVAC, INC.

2004 EQUITY INCENTIVE PLAN

     1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

          The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units and Performance Shares.

     2. Definitions. As used herein, the following definitions will apply:

          (a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

          (b) “Affiliated SAR” means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

          (c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Performance Units or Performance Shares.

          (e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (f) “Awarded Stock” means the Common Stock subject to an Award.

          (g) “Board” means the Board of Directors of the Company.

          (h) “Change in Control” means the occurrence of any of the following events:

               (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act),

directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

               (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

               (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

               (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

          (j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (k) “Common Stock” means the common stock of the Company, or in the case of Performance Units, the cash equivalent thereof.

          (l) “Company” means Intevac, Inc., a California corporation, or any successor thereto.

          (m) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (n) “Cost of Sales as a Percentage of Sales” means as to any Performance Period, the Company’s cost of sales stated as a percentage of sales, determined in accordance with generally accepted accounting principles.

          (o) “Director” means a member of the Board.

          (p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (q) “Earnings Per Share” means as to any Performance Period, the Company’s Profit After Tax, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

          (r) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

          (s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (t) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

          (u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

          (v) “Fiscal Year” means the fiscal year of the Company.

          (w) “Free Cash Flow” means as to any Performance Period, the Company’s earnings before interest, taxes, depreciation and amortization (EBITDA), determined in accordance with generally accepted accounting principles.

          (x) “Freestanding SAR” means a SAR that is granted independently of any Option.

          (y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (z) “Inside Director” means a Director who is an Employee.

          (aa) “Marketing and Sales Expenses as a Percentage of Sales” means as to any Performance Period, the Company’s marketing and sales expenses stated as a percentage of sales, determined in accordance with generally accepted accounting principles.

          (bb) “Net Income as a Percentage of Sales” means as to any Performance Period, the Company’s net income stated as a percentage of sales, determined in accordance with generally accepted accounting principles.

          (cc) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

          (dd) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (ee) “Operating Margin” means as to any Performance Period, the Company’s net operating income divided by Revenues, determined in accordance with generally accepted accounting principles.

          (ff) “Option” means a stock option granted pursuant to the Plan.

          (gg) “Outside Director” means a Director who is not an Employee.

          (hh) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (ii) “Participant” means a Service Provider who holds an outstanding Award granted under the Plan.

          (jj) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cost of Sales as a Percentage of Sales, (b) Earnings Per Share, (c) Free Cash Flow, (d) Marketing and Sales Expenses as a Percentage of Sales, (e) Net Income as a Percentage of Sales, (f) Operating Margin, (g) Revenue, (h) Total Shareholder Return and (i) Working Capital. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company and/or (v) on a pre-tax or after-tax basis. Prior to the latest possible date that will not jeopardize an Award’s qualification as “performance-based compensation” under Section 162(m) of the Code, the Committee shall determine whether any element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

          (kk) “Performance Period” means the time period of any Fiscal Year or such longer period as determined by the Committee in its sole discretion during which the performance objectives must be met.

          (ll) “Performance Share” means an Award granted to a Participant pursuant to Section 10.

          (mm) “Performance Unit” means an Award granted to a Participant pursuant to Section 10.

          (nn) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

          (oo) “Plan” means this 2004 Equity Incentive Plan.

          (pp) “Profit After Tax” means as to any Performance Period, the Company’s income after taxes, determined in accordance with generally accepted accounting principles.

          (qq) “Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock award under Section 8 of the Plan or issued pursuant to the early exercise of an Option.

          (rr) “Revenue” means as to any Performance Period, the Company’s net revenues generated from third parties, determined in accordance with generally accepted accounting principles.

          (ss) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (tt) “Section 16(b)” means Section 16(b) of the Exchange Act.

          (uu) “Service Provider” means an Employee, Director or Consultant.

          (vv) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (ww) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a SAR.

          (xx) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (yy) “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

          (zz) “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

          (aaa) “Unvested Awards” shall mean Options or Restricted Stock that (i) were granted to an individual in connection with such individual’s position as an Employee and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

          (bbb) “Working Capital” means the Company’s current assets minus current liabilities, determined in accordance with generally accepted accounting principles.

     3. Stock Subject to the Plan.

          (a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 1,200,000 Shares plus (a) the number of shares which have been reserved but not issued under the Company’s 1995 Stock Option/Stock Issuance Plan (the “1995 Plan”) as of the effective date of the Plan, and (b) any Shares returned to the 1995 Plan as a result of termination of options or repurchase of Shares issued under such plan. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares for which the Option is exercised. Notwithstanding anything to the contrary herein, the total number of Shares subject to Awards other than Options or SARs that were granted at per Share exercise prices equal to 100% of Fair Market Value per Share on the grant date may not exceed 20% of the Shares reserved for issuance under the Plan.

          (b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Exchange Program, or, with respect to Options, Restricted Stock, Performance Shares or Performance Units, is forfeited back to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to an SAR shall cease to be available under the Plan; all remaining Shares under SARs shall remain available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

     4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Awards may be granted hereunder;

               (iii) to determine the number of Shares to be covered by each Award granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

               (vi) to institute an Exchange Program;

               (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

               (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign laws;

               (ix) to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

               (x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

               (xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Exchange Program. Notwithstanding anything in this Plan to the contrary, the Administrator shall not have the authority to institute an Exchange Program without the consent of the shareholders.

          (d) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

     5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

          (a) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

          (b) The following limitations will apply to grants of Options and Stock Appreciation Rights with an exercise price equal to or exceeding 100% of Fair Market Value on the grant date:

               (i) No Service Provider will be granted, in any Fiscal Year, Options or SARs to purchase more than 200,000 Shares.

               (ii) In connection with his or her initial service, a Service Provider may be granted Options or SARs to purchase up to an additional 300,000 Shares, which will not count against the limit set forth in Section 6(b)(i) above.

               (iii) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

               (iv) If an Option or SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option or SAR will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Stock Options.

          (a) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (b) Option Exercise Price and Consideration.

               (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

                    (1) In the case of an Incentive Stock Option

                         a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

                         b) granted to any Employee other than an Employee described in paragraph (a) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (3) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

               (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

               (iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and not subject to substantial risk of forfeiture for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised; (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement; (7) any combination of the foregoing methods of payment; or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

          (c) Exercise of Option.

               (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

                    An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

                    Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (d) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

          (e) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

          (f) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

          (g) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

     8. Restricted Stock.

          (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine provided that during any Fiscal Year, no Service Provider shall receive more than 125,000 Shares of Restricted Stock except that such Service Provider may receive up to an additional 175,000 Shares of Restricted Stock in the fiscal year of the Company in which his or her service as a Service Provider first commences.

          (b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

          (c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          (d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

               (i) General Restrictions. The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

               (ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          (e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

          (f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

          (g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

     9. Stock Appreciation Rights.

          (a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

          (b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, subject to the limits set forth in Section 6.

          (c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. However, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

          (d) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

          (e) Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

          (f) Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

          (g) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (h) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d), 7(e) and 7(f) also will apply to SARs.

          (i) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

               (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

               (ii) The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

          (j) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares a Stock Appreciation Right previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

     10. Performance Units and Performance Shares.

          (a) Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider, provided that during any Fiscal Year, (a) no Service Provider shall receive Performance Units having an initial value greater than $750,000, except that such Service Provider may receive Performance Units in the fiscal year of the Company in which his or her service as an Employee first commences with an initial value no greater than $750,000, and (b) no Service Provider shall receive more than 125,000 Performance Shares, except that such Service Provider may receive up to an additional 175,000 Performance Shares in the fiscal year of the Company in which his or her service as a Service Provider first commences. The Administrator will have complete discretion in determining the conditions that must be satisfied.

          (b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c) Performance Objectives and Other Terms. The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

          (d) Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units and/or Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units and/or Performance Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units and/or Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units and/or Performance Shares which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units and/or Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          (e) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

          (f) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

          (g) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

     11. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, such that vesting shall cease on the first day of any unpaid leave of absence and shall only recommence upon return to active service. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the

Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

     12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

     13. Adjustments; Dissolution or Liquidation; or Change in Control.

          (a) Adjustments. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award and the number of Shares as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) annual share issuance limits under Section 3, 6, 8(a), 9(b) and 10(a) shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

          (c) Change in Control.

               (i) Stock Options and SARS. In the event of a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change in Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

               (ii) Restricted Stock, Performance Shares and Performance Units. In the event of a Change in Control, each outstanding Restricted Stock, Performance Share and Performance Unit award shall be assumed or an equivalent Restricted Stock, Performance Share and Performance Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share or Performance Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share or Performance Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share and Performance Unit award shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

     14. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

     15. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

     16. Term of Plan. Subject to Section 20 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

     17. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     18. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

          19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

     20. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INTEVAC, INC.

     Kevin Fairbairn and Charles B. Eddy III, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Intevac, Inc. which the undersigned is entitled to vote at our Annual Meeting of Shareholders on May 14, 2004, and at any adjournments or postponements thereof, as follows on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

The Board of Directors recommends a vote FOR each of the proposals below. This Proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the proposals below and at the discretion of the persons named as proxies upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

1.	The election of all nominees listed below for the Board of Directors, as described in the Proxy Statement:

Nominees: Norman H. Pond, Kevin Fairbairn, David S. Dury, Stanley J. Hill, David N. Lambeth, Robert Lemos and Arthur L. Money

FOR ☐	WITHHELD ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write such name or names in the space provided below.)

2.	Proposal to approve the 2004 Equity Incentive Plan and reserve 1,200,000 shares for issuance thereunder:

FOR ☐	AGAINST ☐	ABSTAIN☐

3.	Proposal to ratify the appointment of Grant Thornton LLP as independent public accountants of Intevac for the fiscal year ending December 31, 2004:

FOR ☐	AGAINST ☐	ABSTAIN☐

4.	Transaction of any other business which may properly come before the meeting and any adjournment or postponement thereof.

DATE:                                                          , 2004

(Signature)

(Signature if held jointly)

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE.